UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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[ ]       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[X]      Soliciting Material under Rule 14a-12

                                  AVIALL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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


[AVIALL GRAPHIC OMITTED]
                                                          Filed by: Aviall, Inc.
                                                         Pursuant to Rule 14a-12
                                       under the Securities Exchange Act of 1934

                                                   Subject Company: Aviall, Inc.
                                                     Commission File No: 1-12380



On May 1, 2006, Aviall, Inc. published the following press release:

Boeing to Acquire Aviall for $48 per share

         DALLAS, TEXAS May 1, 2006 -- Aviall, Inc. [NYSE: AVL] announced that it has entered into a definitive agreement with The Boeing Company [NYSE: BA] for Boeing's acquisition of Aviall, Inc. for an all cash merger price of $48 per share, or $1.7 billion plus the assumption of approximately $350 million of debt. Aviall will become part of Boeing's Commercial Aviation Services, operating as a wholly owned subsidiary. Aviall's parts ordering and supply chain management capabilities will also be utilized by Boeing's Integrated Defense Systems' Support Systems. ILS, the largest and most comprehensive neutral eMarketplace in the aviation and defense industries, will remain a wholly owned, separately operated unit reporting to Aviall. The completion of the transaction is subject to customary conditions and relevant authorities' approval and is expected to close by the end of the third quarter 2006.

         "We are delighted to become part of The Boeing Company," said Paul Fulchino, chairman, president and chief executive officer of Aviall. "Our combined industry knowledge creates a dynamic team that will add to our customers' efficiency, operational savings and profitability. We will now be able to bring our groundbreaking efforts to a much wider aerospace supply chain and thereby expand the number of suppliers whose products can benefit from our high level of customer service and supplier standards resulting in having more of the right parts in the right place at the right time. We are confident Aviall's extensive network of stocking locations, experienced sales team, Internet-based parts quoting and order-entry system, and computerized inventory control systems will continue to exceed our customers' and suppliers' expectations."

         "The aviation services market offers us tremendous opportunities to profitably grow our business, internally and externally, to better serve our commercial and military customers," said Boeing Chairman, President and Chief Executive James W. McNerney. "This acquisition is uniquely powerful in that it leverages the strong and growing services units of both our commercial and military businesses. It demonstrates our commitment to create a Boeing that is more than just the sum of its parts," McNerney said.

                                      # # #

         Aviall is releasing its first quarter 2006 earnings on Tuesday, May 2, 2006 after the NYSE close and will host a conference call on Wednesday, May 3, 2006, at 10 a.m. ET. The conference call can be accessed by calling (800) 369-1120 (toll free) or (210) 839-8553 (toll) and referencing passcode: Aviall and leader: David Leedy. A replay will be available until 11:59 p.m. ET on Friday, May 19, 2005, at (888) 566-0620 (toll-free) or (402) 998-0724 (toll).
This call is also being webcast and can be accessed at www.aviall.com or through www.vcall.com.

Forward-Looking Statements
--------------------------
The statements contained in this release that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Act of 1995). Actual results may differ materially from those expected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including competitive factors and pricing and supply pressures, shifts in market demand, general economic conditions and other factors including, among others, those that affect flight activity in commercial, business and general aviation, the business activities of the Company's customers and suppliers and developments in information and communications technology.

About The Boeing Company
------------------------
Boeing is the world's largest aerospace company and the largest manufacturer of commercial jetliners and military aircraft, with capabilities in rotorcraft, electronic and defense systems, missiles, satellites, launch vehicles and advanced information and communication systems. Our reach extends to customers in 145 countries around the world and we are the number one exporter in terms of sales.

About Aviall, Inc.
------------------
Aviall, Inc. [NYSE: AVL] is a leading solutions provider of aftermarket supply-chain management services for the aviation and marine industries. Aviall is comprised of two operating units. As the world's largest independent provider of new aviation parts and related aftermarket services, the Aviall Services business unit markets and distributes products for approximately 220 manufacturers and offers approximately 700,000 catalog items from customer service centers located in North America, Europe, and Asia-Pacific. Aviall Services also offers a full line of aviation batteries, hoses, wheels and brakes, oxygen and paint services. The Inventory Locator Service (ILS) business unit, headquartered in Memphis, Tennessee, provides information and facilitates global eCommerce via its electronic marketplace that enables subscribers to buy and sell commercial parts, equipment and services, as well as provides eBusiness Services to the aviation, marine and defense industries. Additional information on Aviall is available at www.aviall.com.


Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of Aviall and Boeing. In connection with the proposed merger, Aviall plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AVIALL ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aviall. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Aviall with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Aviall's other filings with the SEC may also be obtained from Aviall. Free copies of Aviall's filings may be obtained by directing a request to Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas, 75261, Attention:
Secretary.

Aviall, Boeing and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aviall's stockholders in favor of the proposed merger. Information regarding Aviall's directors and executive officers is available in Aviall's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 27, 2006. Information regarding Boeing's directors and executive officers is available in Boeing's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 24, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.


For more information, please contact:

Aviall, Inc.                                The Boeing Company
------------                                ------------------
David Leedy                                 Shannon Frew
Phone: (972) 586-1703                       Phone: (206) 766-1392
                                            Cell : (206) 852-4957
E-mail:  dleedy@aviall.com                  E-mail: shannon.m.frew@boeing.com
www.aviall.com                              www.boeing.com